Exhibit 10.6

AMENDMENT NO. 1 TO

SHARE PURCHASE AGREEMENT

This Amendment No. 1 to Share Purchase Agreement Agreement (the “Amendment”), is made as of January 31, 2022, by and among CITIC CAPITAL ACQUISITION CORP., an exempted company incorporated in the Cayman Islands with limited liability (which shall migrate to and domesticate as a Delaware corporation prior to the Closing (as defined below)) and having a principal place of business at 28/F CITIC Tower, 1 Tim Mei Avenue, Central, the Hong Kong Special Administrative Region of the People’s Republic of China (the “Company”); GEM GLOBAL YIELD LLC SCS, a “société en commandite simple” formed under the laws of Luxembourg having LEI No. 213800CXBEHFXVLBZO92 having an address at 12C, rue Guillaume J. Kroll, L-1882 Luxembourg (the “Purchaser”); and GEM YIELD BAHAMAS LIMITED, a limited company formed under the laws of the Commonwealth of the Bahamas and having an address at 3 Bayside Executive Park, West Bay Street & Blake Road, P.O. Box N-4875, Nassau, The Bahamas (“GYBL,” and together with the Company and Purchaser, the “Parties”). Defined terms used but not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

WHEREAS, the Parties are parties to that certain Share Purchase Agreement, dated as of December 12, 2021 (the “Purchase Agreement”);

WHEREAS, in accordance with Section 9.03 of the Purchase Agreement, the Purchase may be amended by a written instrument signed by the Parties; and

WHEREAS, the Parties and desire to amend the Purchase Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Section 1.01 of the Purchase Agreement is hereby amended to add the following additional defined terms:

“Aggregate Maximum Purchase Price,” “Committed Draw Down,” “Committed Draw Down Notice,” “Committed Draw Down Pricing Period,” and “Transferred Shares,” shall each have the meaning assigned to such term in Section 6.03 hereof.

“Committed Draw Down Amount” shall mean $12,500,000.

“Committed Draw Down Date” shall mean each of (I) the “First Draw Down Date” (which shall be a date determined by the Company that is no earlier than the 3rd Trading Day after the Registration Date and no later than the 5th Trading Day after the Registration Date), and (II) the “Second Draw Down Date” (which shall be a date determined by the Company that is no earlier than the 1st Trading Day following the end of the first Committed Draw Down Pricing Period and no later than the 5th Trading Day after the end of the first Committed Draw Down Pricing Period).

“Committed Draw Down Purchase Price” shall mean a per-Share amount equal to 90% of the average Daily Closing Price during the Committed Draw Down Pricing Period.

“Registration Date” shall mean the date that the Registration Statement is declared effective by the Commission.

2. The definition of “Draw Down” in Section 1.01(p) of the Purchase Agreement shall be replaced with the following:

“Draw Down” means the transactions contemplated under Section 6.01 or 6.03 of this Agreement.

3. Section 6 of the Purchase Agreement is hereby amended to add the following Section 6.03, immediately following Section 6.02:

“Section 6.03 Committed Draw Downs. Notwithstanding provisions to the contrary set forth Section 6.01 above:

(a) Subject to the provisions of this Section 6.03 and the conditions set forth in Section 5.03, other than Section 5.03(g), on each Committed Draw Down Date, the Company may make a written request to the Purchaser (the “Committed Draw Down Notice”), for a Draw Down for an amount up to the Committed Draw Down Amount, it being understood that Purchaser shall have no obligation to fund any Committed Draw Down if the Company prior to the Registration Date. Any Draw Down pursuant to this Section 6.03 shall be a “Committed Draw Down”.

(b) In connection with each Committed Draw Down Notice, the Company shall transfer to the account of the Purchaser a number of Shares equal to at least three times the value of the amount set forth in the applicable Committed Draw Down Notice (the “Transferred Shares”) based on a per-Share price equal to the closing price of the Shares as of the close of trading on the Trading Day immediately preceding the Committed Draw Down Date. For example, if the amount set forth in the Committed Draw Down Notice is $12,500,000 and the closing price of the Shares on the prior Trading Day was $10 per Share, then the Company shall transfer at least 3,750,000 Common Shares to the Purchaser concurrently with its delivery of the Committed Draw Down Notice in respect of such Committed Draw Down. In addition, during the applicable Committed Draw Down Pricing Period (defined below), the Company may deliver additional Shares to the Purchaser (which addition Shares shall be deemed to be “Transferred Shares” for the applicable Committed Draw Down). On the business day following receipt of the Committed Draw Down Notice, Purchaser shall make payment in the amount set forth in the applicable Committed Draw Down Notice to the Company’s designated account by wire transfer of immediately available funds, provided that the Shares were received by the Purchaser in accordance with this Section 6.03(b).

(c) The Committed Draw Down Notice shall be in the form and substance required by Section 6.01(h). Notwithstanding anything to the contrary set forth in the applicable Committed Draw Down Notice or in Section 6.01 above, (i) the Draw Down Pricing Period shall be 30 consecutive Trading Days commencing with the first Trading Day designated in the Committed Draw Down Notice, provided that Purchaser shall be entitled, from and after the 15th consecutive Trading Day during such 30 Trading Day period, in its sole discretion, to notify the Company that the Draw Down Pricing Period shall terminate early, which notice shall be provided at least one Trading Day before such early termination date (the actual Draw Down Pricing Period applicable to either Committed Draw Down, shall be referred to as the “Committed Draw Down Pricing Period”) and (ii) no Threshold Price shall apply to either Committed Draw Down. The “Settlement Date” for any Committed Draw Down shall be the first Trading Day after the end of the Committed Draw Down Pricing Period.

(d) In the event that the Committed Draw Down Purchase Price, multiplied by the number of Transferred Shares (the “Aggregate Maximum Purchase Price”) is less than the amount of the applicable Committed Draw Down, then on the Settlement Date of such Committed Draw Down, the Company shall deliver to Purchaser that number of Shares as is equal to a number of Shares equal to at least three times the amount by which the Aggregate Maximum Purchase Price was less than the amount of the applicable Committed Draw Down, based on a per-Share price equal to the closing price of the Company’s Common Stock as of the close of trading on the Trading Day immediately preceding the applicable Settlement Date (which shall be deemed to be “Transferred Shares” for the applicable Committed Draw Down) and the Committed Draw Down Pricing Period for such Committed Draw Down shall be automatically extended for an additional 30 Trading Days, subject to early termination provided in Section 6.03(c).

(e) In the event that the Aggregate Maximum Purchase Price is more than the amount of the applicable Committed Draw Down, then on the first Trading Day following the Settlement Date of such Committed Draw Down, the Purchaser shall return to the Company that number of Transferred Shares as is equal to the quotient of (x) the Aggregate Maximum Purchase Price minus the amount of the Committed Draw Down, divided by (y) the Committed Draw Down Purchase Price.”

4. This Amendment and the Purchase Agreement (including any and all exhibits, schedules and other instruments contemplated hereby and thereby) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between them or any of them as to such subject matter. Except to the extent modified herein, the terms and conditions of the Purchase Agreement shall remain in full force and effect.

5. This Amendment shall be governed by the internal law of the State of New York.

6. The Amendment may not be amended nor may any provision hereof be waived without the express written consent of the Required Vote.

7. This Amendment may be executed in any number of counterparts (including by facsimile or other electronic transmission), each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

CITIC CAPITAL ACQUISITION CORP.

By:	/s/ Fanglu Wang
Name:	Fanglu Wang
Title:	Chief Executive Officer

GEM GLOBAL YIELD LLC SCS

By:	/s/ Christopher F. Brown
Name:	Christopher F. Brown
Title:	Manager

GEM YIELD BAHAMAS LTD.

By:	/s/ Christopher F. Brown
Name:	Christopher F. Brown
Title:	Director